Exhibit 99.1

Image Entertainment Reports Third Quarter 2006 Financial Results, Including Record Third Quarter Revenues of $39.2 Million; Fiscal Third Quarter Net Earnings Increased 20% to $2,341,000, from Net Earnings of $1,955,000, a Year Ago

    CHATSWORTH, Calif.--(BUSINESS WIRE)--Feb. 9, 2006--

   Fiscal Third Quarter Net Earnings of $0.11 Per Share Includes an $0.08 Per Share Bad Debt Charge to Earnings Associated with the Recent
               Musicland Holding Corp. Bankruptcy Filing

    Image Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its third quarter and nine months ended December 31, 2005.

    Fiscal 2006 Third Quarter Financial Highlights

    -- Net revenues increased 13.9% to a record $39,171,000, compared with net revenues of $34,391,000 for the third quarter of fiscal 2005

    -- DVD and CD revenues were 95.7% and 1.7% of revenues, respectively

    -- Gross profit margins increased to 28.3%, compared to 25.3% for the third quarter of fiscal 2005

    -- Selling expenses decreased to 6.9% of net revenues, from the 8.5% of net revenues for the third quarter of fiscal 2005, due in part to fixed costs being spread over comparatively higher quarterly revenues

    -- General and administrative expenses were up $2.2 million in absolute dollars for the third quarter of fiscal 2006, due primarily to a $1.7 million bad debt charge, associated with Musicland Holding Corp.'s bankruptcy filing, an asset impairment charge of $248,000 and the incremental expenses of subsidiaries Egami Media and Image UK which were not in existence in the prior-year quarter

    -- Net earnings were $2,341,000 ($.11 per diluted share on diluted shares outstanding of 21,763,000), up 20% from net earnings of $1,955,000 ($0.10 per diluted share on 19,746,000 diluted shares outstanding) for the third quarter of fiscal 2005. Net earnings of $0.11 per diluted share for the quarter ended December 31, 2005 includes an $0.08 charge per diluted share as a result of the Musicland bankruptcy

    -- The Company had $16.1 million in bank borrowings with $6.8 million in availability, after factoring in Musicland's trade receivable bad debt allowance

    -- Total liabilities increased to $49.8 million, from $33.4 million at March 31, 2005, due primarily to increased borrowings for the acquisition of Home Vision Entertainment, and the funding of advances paid for new-release and future content

    -- On November 4, 2005, the Company amended its revolving credit line to provide a seasonal increase to its maximum borrowing availability from $21 million to $25 million each year from October 31 through April 15

    Fiscal 2006 Nine Months Ended December 31, 2005 Highlights

    -- Net revenues were $81.5 million, compared to $89.5 million for the first nine months of fiscal 2005

    -- DVD and CD revenues were 91.7% and 5.8% of revenues, respectively

    -- Gross margins increased to 26.2%, compared to 25.1% for the first nine months of fiscal 2005

    -- Selling expenses were 9.9% of net revenues, up from 7.9% of net revenues for first nine months of fiscal 2005, due in part to higher advertising and promotion costs and fixed costs being spread over comparatively lower nine-month revenues.

    -- General and administrative expenses were 15.7% up from 11.8% for the first nine months of fiscal 2005, primarily as a result of the Musicland bad debt charge noted above

    -- Net earnings were $76,000, or $0.00 per diluted share, compared to net earnings of $4,060,000, or $0.21 per diluted share for the first nine months of fiscal 2005

    Martin W. Greenwald, President and Chief Executive Officer of Image Entertainment, commented, "I was pleased to see a return to growth in revenues and profitability in the third quarter. Over the past few years we have worked diligently to position the Company for the future, and believe this quarter's performance demonstrates that we have a strong platform. From a revenue perspective, the first half of our fiscal year was a difficult retail environment not only for us but for many of the major studios and independents in the DVD business. We believe our strong third quarter performance is hopefully an indication of a DVD industry on the rebound, at least when it comes to retailer support for independent content. It was unfortunate in regards to the untimely Musicland Chapter 11 filing and the associated charge we took of $1.7 million, or $0.08 per share. Without this charge, we would have posted record third quarter earnings to go along with our record revenues. The absence of Musicland's buying will have some negative impact for us in the short term but we are confident that over the longer term, other retailers and e-tailers should strengthen as a result.
    Mr. Greenwald continued, "We are also very pleased with the programming obtained from the acquisition of Home Vision and the signing of our exclusive distribution agreement with The Criterion Collection, both of which strongly contributed to our record third quarter revenues. Having seen success with the integration of our Home Vision acquisition, we continue to focus on identifying additional acquisition candidates. The ability to leverage our distribution operations as well as our strong marketing and sales expertise represents a great opportunity for Image to create potential cost savings opportunities for us and for an acquired company.
    Mr. Greenwald concluded, "Given our status as a leading independent content supplier with significant long-term experience and a stellar reputation in the marketplace, an overwhelming number of content creators continue to offer us some of the best independent programming available. Whether it is the worldwide acquisition or the co-production of content for DVD, CD, digital, broadcast, theatrical or high definition exploitation, Image remains the perfect partner. We look forward to continued success and expansion."

    Fiscal Year 2006 Guidance

    The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

    Annual Guidance

    Based upon the Company's current visibility into its fiscal fourth quarter, the Company expects that revenues for fiscal 2006 will be in the range of $110 million to $113 million. The Company has not provided specific earnings guidance but continues to anticipate that it will be profitable for fiscal 2006.

    Corporate Conference Call

    Image Entertainment's management will host a conference call today, February 9, at 4:30 p.m. ET to review the fiscal 2006 third quarter financial results. Image executive management will be on-line to discuss these results and will make available subsidiary Egami senior management to also take part in a Q & A session. The call can be accessed by dialing 888-695-0612 and requesting to join the conference call by stating the confirmation code 5407068, or by webcast at www.image-entertainment.com. Dial-ins begin at approximately 4:20 PM EASTERN, or at any time during the conference call. International participants please dial (719) 457-2663.
    A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing 888-203-1112 and entering the following pass code: 5407068. International participants please dial (719) 457-0820 using the same pass code.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,000 exclusive DVD titles and over 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., exclusive video on demand, streaming video and download rights. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. The Company's subsidiary Image Entertainment (UK) maintains a content acquisition office in London England. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe," and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause action outcomes and results to differ materially from current expectations.
    These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 December 31, 2005 and March 31, 2005


                                ASSETS


(In thousands)                      December 31,         March 31,
                                        2005               2005
                                  ----------------    ----------------
Current assets:
   Cash and cash equivalents      $           707     $         6,339
   Accounts receivable, net of
    allowances of
       $13,075 - December 31,
        2005;
       $8,646 - March 31, 2005             26,660              22,993
   Inventories                             19,332              15,408
   Royalty and distribution fee
    advances                               11,175               8,142
   Prepaid expenses and other
    assets                                    876                 803
                                   ---------------     ---------------
   Total current assets                    58,750              53,685
                                   ---------------     ---------------
Noncurrent inventories,
 principally production costs               2,011               2,189
Noncurrent royalty and
 distribution advances                     19,158              12,563
Property, equipment and
 improvements, net                          5,428               6,563
Goodwill                                    5,735                  --
Other assets                                  596                 186
                                   ---------------     ---------------
                                  $        91,678     $        75,186
                                   ===============     ===============



                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 December 31, 2005 and March 31, 2005


                 LIABILITIES AND STOCKHOLDERS' EQUITY


(In thousands, except share         December 31,         March 31,
 data)                                  2005               2005
                                  ----------------    ----------------
Current liabilities:
   Accounts payable               $         7,044     $         6,175
   Accrued liabilities                      4,374               3,300
   Accrued royalties and
    distribution fees                       9,900              12,423
   Accrued music publishing fees            6,112               4,617
   Deferred revenue                         5,886               5,392
   Revolving credit and term loan
    facility                               16,118                  --
   Subordinated note payable -
    Ritek Taiwan                              334               1,337
   Capital lease obligations                   --                 109
                                   ---------------     ---------------
Total liabilities - all current            49,768              33,353
                                   ---------------     ---------------

Stockholders' equity:
   Preferred stock, $.0001 par
    value, 25 million shares
    authorized; none issued and
    outstanding                                --                  --
   Common stock, $.0001 par value,
    100 million shares authorized;
    21,296,000 and 21,252,000
    issued and outstanding at
    December 31, 2005 and March
    31, 2005, respectively                 47,518              47,513
   Additional paid-in capital               3,774               3,774
   Cumulative translation
    adjustment                                 (4)                 --
   Accumulated deficit                     (9,378)             (9,454)
                                   ---------------     ---------------
Net stockholders' equity                   41,910              41,833
                                   ---------------     ---------------
                                  $        91,678     $        75,186
                                   ===============     ===============



                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

         For the Three Months Ended December 31, 2005 and 2004


(In thousands, except per share
 data)                                 2005                2004
                                  ---------------     ---------------
NET REVENUES                     $39,171   100.0 %   $34,391   100.0 %
                                  -------  ------     -------  ------
OPERATING COSTS AND EXPENSES:
   Cost of sales                  28,088    71.7      25,705    74.7
   Selling expenses                2,692     6.9       2,909     8.5
   General and administrative
    expenses                       5,770    14.7       3,565    10.4
                                  -------  ------     -------  ------
                                  36,550    93.3      32,179    93.6
                                  -------  ------     -------  ------
EARNINGS FROM OPERATIONS           2,621     6.7       2,212     6.4
OTHER EXPENSES (INCOME):
   Interest expense, net             267     0.7         207     0.6
   Other                              (3)   (0.0)          4     0.0
                                  -------  ------     -------  ------
                                     264     0.7         211     0.6
                                  -------  ------     -------  ------
EARNINGS BEFORE INCOME TAXES       2,357     6.0       2,001     5.8
INCOME TAX EXPENSE                    16     0.0          46     0.1
                                  -------  ------     -------  ------
NET EARNINGS                     $ 2,341     6.0 %   $ 1,955     5.7 %
                                  =======  ======     =======  ======
NET EARNINGS PER SHARE:
   Net earnings - basic          $   .11             $   .10
                                  -------             -------
   Net earnings - diluted        $   .11             $   .10
                                  =======             =======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                          21,290              18,642
                                  =======             =======
   Diluted                        21,763              19,746
                                  =======             =======



                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

         For the Nine Months Ended December 31, 2005 and 2004


(In thousands, except per share
 data)                                 2005                2004
                                  ---------------     ---------------
NET REVENUES                     $81,494   100.0 %   $89,488   100.0 %
                                  -------  ------     -------  ------
OPERATING COSTS AND EXPENSES:
   Cost of sales                  60,108    73.8      67,070    74.9
   Selling expenses                8,058     9.9       7,042     7.9
   General and administrative
    expenses                      12,782    15.7      10,578    11.8
                                  -------  ------     -------  ------
                                  80,948    99.3      84,690    94.6
                                  -------  ------     -------  ------
EARNINGS FROM OPERATIONS             546     0.7       4,798     5.4
OTHER EXPENSES (INCOME):
   Interest expense, net             461     0.6         651     0.7
   Other                              (7)   (0.0)         (9)   (0.0)
                                  -------  ------     -------  ------
                                     454     0.6         642     0.7
                                  -------  ------     -------  ------
EARNINGS (LOSS) BEFORE INCOME
 TAXES                                92     0.1       4,156     4.6
INCOME TAX EXPENSE                    16     0.0          96     0.1
                                  -------  ------     -------  ------
NET EARNINGS                     $    76     0.1 %   $ 4,060     4.5 %
                                  =======  ======     =======  ======
NET EARNINGS PER SHARE:
   Net earnings - basic          $   .00             $   .22
                                  -------             -------
   Net earnings - diluted        $   .00             $   .21
                                  =======             =======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                          21,265              18,395
                                  =======             =======
   Diluted                        21,776              19,101
                                  =======             =======

    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100 ext. 299
             jframer@image-entertainment.com
             or
             Investor Relations:
             MKR Group, LLC
             Charles Messman or Todd Kehrli, 818-556-3700 ir@mkr-group.com or
             Corporate/Press Contact:
             THE HONIG COMPANY, INC.
             Steve Honig, 310-246-1801
             press@honigcompany.com